Exhibit 4.02

THIS SUBSCRIPTION AGREEMENT IS EXECUTED IN RELIANCE UPON THE EXEMPTION PROVIDED BY SECTION 4(2) AND REGULATION D, RULE 506 FOR TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS OFFERING IS BEING MADE ONLY TO ACCREDITED INVESTORS. NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION RELATES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION D, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE SECURITIES ACT.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Subscription”) has been executed by The Parkview Group, Inc., a corporation organized under the laws of the State of Delaware (hereinafter referred to as the “Company”) and the purchaser set forth in the Omnibus Signature Page (the “Signature Page”) attached hereto (the “Purchaser”) in connection with the private placement of units (the “Units”), each Unit consisting of (i) four common shares of the Company, par value $0.001 per share (the “Common Stock”), and (ii) a Warrant to purchase one share of Common Stock (the “Warrants”). Each Warrant has an exercise price of $4.00 per share of Common Stock. The Warrants will be exercisable for a period of three years from the date of issuance. The Securities being subscribed for pursuant to this Subscription have not been registered under the Securities Act. The offer of the Securities and, if this Subscription is accepted by the Company, the sale of Securities, is being made in reliance upon Section 4(2) and/or Rule 506 of Regulation D of the Securities Act. All dollar amounts in this Subscription are expressed in U.S. Dollars. The Common Stock and Warrants are sometimes referred to collectively as the “Securities.”

The Units will be offered in a minimum principal amount of $30,000. The Company and Laidlaw & Company (UK) Ltd. (the “Placement Agent”) reserve the right, in their discretion, to accept subscriptions for lesser amounts. The Company will also allow holders of the Old Notes (as hereinafter defined) to exchange their Old Notes for Units in this Offering. In March 2010, Anhui Taiyang Poulty Co., Ltd. sold convertible notes (the “Old Notes”) in the face amount of $650,000 to 11 accredited investors in private placement transactions pursuant to Rule 506 of Regulation D for aggregate proceeds of $650,000. Pursuant to the terms of the Old Notes, the Old Notes, including accrued interest, are convertible into Units at a discount of 25% of the purchase price, or a price of $6.00 per Unit.

This Subscription is submitted by the undersigned in accordance with and subject to the terms and conditions described in this Subscription, the Amended and Restated Confidential Private Placement Memorandum of the Company dated on or about September 15, 2010, as amended and supplemented from time to time, including all attachments, schedules and exhibits thereto (the “Memorandum”), and the registration rights agreement entered into by the Company and the Purchasers, in connection with this Subscription (the “Registration Rights Agreement”).

The terms of the offering of the Units (“Offering”) are more completely described in the Memorandum and such terms are incorporated herein in their entirety.

The Purchaser hereby represents and warrants to, and agrees with the Company as follows:

ARTICLE 1
SUBSCRIPTION

Subscription

1.1           The undersigned Purchaser, as principal, hereby subscribes to purchase the amount of Units set forth on the Signature Page attached hereto, at an aggregate purchase price as set forth on the Signature Page (the “Subscription Funds”).

Minimum Subscription

1.2           A minimum of $30,000 of Units must be purchased by the Purchaser, unless a lower amount is agreed to by the Company and the Placement Agent, in their sole discretion.

Method of Payment

1.3           The Purchaser shall pay the Subscription Funds by delivering good funds in United States Dollars by way of wire transfer of funds (or for holders of the Old Notes, by delivering the original Old Note) to Signature Bank, the escrow agent for this Offering (“Escrow Agent”). The wire transfer instructions and overnight delivery instructions for the Old Notes are as set forth in Exhibits B and C, respectively, attached hereto and made a part hereof.

Upon receipt of the Subscription Funds and acceptance of this Subscription by the Company, the Company shall take up the Subscription Funds (the “Closing Date”) and issue to the Purchaser such number of Units represented by the amount of the accepted Subscription Funds. The Purchaser and the Company acknowledge and agree that the initial closing of the Offering shall be subject to the Minimum Offering having been subscribed for.

The Purchaser acknowledges that the subscription for Units hereunder may be rejected in whole or in part by the Company in its sole discretion and for any reason, notwithstanding prior receipt by the Purchaser of notice of acceptance of such subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription. If this Subscription is rejected in whole, or the offering of Units is terminated, all funds (or Old Notes) received from the Purchaser will be returned without interest or offset, and this Subscription shall thereafter be of no further force or effect. If this Subscription is rejected in part, the funds (or Old Notes) for the rejected portion of this subscription will be returned without interest or offset, and this Subscription will continue in full force and effect to the extent this Subscription was accepted.

Term; Termination

1.4           If the Minimum Offering is not subscribed for on or prior to September 30, 2010 (which may be extended 45 days by the Company) (the “Offering Period”), all funds (and Old Notes) received from the Purchaser will be returned without interest or offset, and this Subscription shall thereafter be of no further force or effect.

1.5           All funds received from the Purchaser will held in a non-interest-bearing escrow account by the Escrow Agent, pending the earlier of (a) one or more closings after reaching the Minimum Offering, (b) completion of the Maximum Offering or (c) the end of the Offering Period.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Representations and Warranties

2.1           The Purchaser represents and warrants to the Company, with the intent that the Company will rely thereon in accepting this Subscription, that:

(a)
Accredited Investor. The Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act and as set forth in Exhibit A attached hereto and made a part hereof;

(b)
Experience. The Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto, and to protect its own interests in connection with the purchase of the Securities;

(c)
Own Account. The Purchaser is purchasing the Securities as principal for its own account. The Purchaser is purchasing the Securities for investment purposes only and not with an intent or view towards further sale or distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and has not pre-arranged any sale with any other purchaser and has no plans to enter into any such agreement or arrangement;

(d)
Exemption. The Purchaser understands that the offer and sale of the Securities is not being registered under the Securities Act or any state securities laws and is intended to be exempt from registration provided by Rule 506 promulgated under Regulation D and/or Section 4(2) of the Securities Act;

(e)
Importance of Representations. The Purchaser understands that the Units are being offered and sold to it in reliance on an exemption from the registration requirements of the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such safe harbor and the suitability of the Purchaser to acquire the Units;

(f)
No Registration. The Units have not been registered under the Securities Act or any state securities laws and may not be transferred, sold, assigned, hypothecated or otherwise disposed of unless registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available (including, without limitation, under Rule 144 of the Securities Act, as such rule may be amended, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect (“Rule 144”)). The Purchaser represents and warrants and hereby agrees that all offers and sales of the Units and the Securities shall be made only pursuant to such registration or to such exemption from registration;

(g)
Risk. The Purchaser acknowledges that the purchase of the Units involves a high degree of risk, is aware of the risks and further acknowledges that it can bear the economic risk of the Units, including the total loss of its investment. The Purchaser has adequate means of providing for its financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Units for an indefinite period of time;

(h)
Memorandum. The Purchaser and its purchaser representatives, if any, have received the Memorandum and all other documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein;

(i)
Independent Investigation. The Purchaser, in making the decision to purchase the Units subscribed for, has relied upon independent investigations made by it and its purchaser representatives, if any, and the Purchaser and such representatives, if any, have prior to any sale to it been given access and the opportunity to examine all material contracts and documents relating to this Offering and an opportunity to ask questions of, and to receive answers from, the Company or any person acting on its behalf concerning the terms and conditions of this Offering. The Purchaser and its advisors, if any, have been furnished with access to all materials relating to the business, finances and operation of the Company and materials relating to the offer and sale of the Units (including, without limitation, the Memorandum) which have been requested. The Purchaser and its advisors, if any, have received complete and satisfactory answers to any such inquiries;

(j)
No Recommendation or Endorsement. The Purchaser understands that no federal, state or other regulatory authority has passed on or made any recommendation or endorsement of the Units. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Subscription or the Memorandum. Any representation to the contrary is a criminal offense;

(k)
No Representation. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated in this Subscription and in the Memorandum;

(l)
No Tax, Legal, Etc. Advice. The Purchaser is not relying on the Company, the Placement Agent (as defined in the Memorandum) or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only its own advisers;

(m)
The Purchaser. The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units, the execution and delivery of this Subscription has been duly authorized by all necessary action, this Subscription has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription and make an investment in the Company, and represents that this Subscription constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(n)
Non-Affiliate Status. The Purchaser is not an Affiliate of the Company nor is any Affiliate of the Purchaser an Affiliate of the Company. An “Affiliate” is an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each of the foregoing, a “Person”) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser;

(o)
No Advertisement or General Solicitation. Purchaser acknowledges that it is not aware of, is in no way relying on, and did not become aware of the offering of the Units through or as a result of any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or through any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(p)
Short Sales and Confidentiality after the Date Hereof. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it, will execute any “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (“Short Sales”, which shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock) during the period commencing at the time it first became aware of this Offering and ending at the time that the transactions contemplated by this Subscription are first publicly announced. The Purchaser covenants that until such time as the transactions contemplated by this Subscription are publicly disclosed by the Company such Purchaser will maintain the confidentiality of the existence and terms of this Offering and the information included in this Subscription and the Memorandum. The Purchaser acknowledges the positions of the Securities and Exchange Commission (“Commission”) set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, Purchaser makes no representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the Offering is publicly announced. Notwithstanding the foregoing, if Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Subscription.

2.2           Each Purchaser who is exchanging Old Notes in this Offering represents and warrants to the Company, with the intent that the Company will rely thereon in accepting this Subscription, that Purchaser owns and holds, beneficially and of record, the entire right, title, and interest in and to the Old Note (including, without limitation, accrued and unpaid interest thereon) set forth on the Signature Page attached hereto, free and clear of all rights and Encumbrances (as defined below). Holder has full power and authority to transfer and dispose of the Old Note (including, without limitation, accrued and unpaid interest thereon) set forth on the Signature Page attached hereto, free and clear of any right or Encumbrance other than restrictions under the Securities Act and applicable state securities laws. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the Old Note set forth on the Signature Page attached hereto. ”Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Subscription) to grant or submit to any of the foregoing in the future.

Survival

2.3           The representations and warranties of the Purchaser contained herein will be true at the date of execution of this Subscription by the Purchaser and as of the Closing Date in all material respects as though such representations and warranties were made as of such times and shall survive the Closing Date and the delivery of the Units. The Purchaser agrees that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Units.

Share Exchange Agreement

2.4           The Purchaser acknowledges that the first closing of this Offering, which will be equal to at least the Minimum Offering, will close simultaneously upon the closing of a share exchange agreement (the “Share Exchange Agreement”) between the Company and Dynamic Ally Limited, a British Virgin Islands company (“Dynamic”). Dynamic’s shareholders will exchange all of the issued and outstanding capital stock of Dynamic for newly issued shares of common stock of the Company. Following this share exchange (the “Share Exchange”), Dynamic will be a wholly-owned subsidiary of the Company. Upon the consummation of the Share Exchange, the Company’s sole business will be that which is currently conducted by Dynamic, as described further in the Memorandum.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1           The Company, upon taking up and accepting this Subscription, represents and warrants in all material respects to the Purchaser, with the intent that the Purchaser will rely thereon in making this Subscription, that:

(a)
Legality. The Company has the requisite corporate power and authority to take up and accept this Subscription and to issue, sell and deliver the Units; this Subscription and the issuance, sale and delivery of the Units hereunder and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Company; this Subscription and the Units have been duly and validly executed and delivered by and on behalf of the Company, and are valid and binding agreements of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws affecting creditors’ rights generally;

(b)
Proper Organization. The Company and its subsidiaries (“Subsidiaries”) are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation and are duly qualified as a foreign corporation in all jurisdictions where the failure to be so qualified would have a materially adverse effect on their business, taken as whole;

(c)
No Legal Proceedings. Except as disclosed in the Memorandum, there is no action, suit or proceeding before or by any court or any governmental agency or body, domestic or foreign, now pending or to the knowledge of the Company, threatened, against or affecting the Company or its Subsidiaries, or any of their properties or assets, which might result in (i) a material adverse effect on the legality, validity or enforceability of this Subscription, the related Registration Rights Agreement or the Units (collectively, the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”);

(d)
Non-Default. Except as disclosed in the Memorandum, neither the Company nor any of its Subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound;

(e)	No Misleading Statements. The information provided by the Company to the Purchaser does not contain any untrue statement of a material fact or omit to state any material fact;

(f)
Absence of Non-Disclosed Facts. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser that has or could reasonably be expected to have a Material Adverse Effect;

(g)
Non-Contravention. The acceptance of this Subscription and the consummation of the issuance of the Units and the transactions contemplated by this Subscription do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under the Certificate of Incorporation or Bylaws of the Company, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets are bound, or any existing applicable decrees, judgment or order of any court, federal, state or provincial regulatory body, administrative agency or other domestic governmental body having jurisdiction over the Company or any of its properties or assets;

(h)
Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of the registration statement required by the Registration Rights Agreement and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws;

(i)
Issuance of the Units. The Units are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, charges, security interests, encumbrances, preemptive rights or other restrictions (collectively, “Liens”) imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Securities, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants;

(j)
Capitalization. The capitalization of the Company is as set forth in the Memorandum, which includes the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, except as set forth in the Memorandum. Except as set forth in the Memorandum and as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock. Except as set forth in the Memorandum, the issuance and sale of the Units will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser and other purchasers entering into a subscription substantially identical to this Subscription (collectively, the “Purchasers”)) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as disclosed in the Memorandum, there are no stockholders agreements, voting agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders;

(k)
Title to Assets. The Company and its Subsidiaries have good and marketable title to the leasehold interest owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company and the Subsidiaries in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries is held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance;

(l)
Environmental Compliance. The Company and its Subsidiaries are and have been in compliance in all material respects with all applicable federal, state and local laws, regulations and codes, in each case relating to pollution, protection of the environment or public health and safety (collectively, “Environmental Laws”). There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries pursuant to Environmental Laws which would reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws, that would reasonably be expected to have a Material Adverse Effect;

(m)
Transactions with Affiliates and Employees. Except as set forth in the Memorandum, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company;

(n)
Internal Accounting Controls. The Company and the Subsidiaries will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company will establish disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms;

(o)
Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary;

(p)
No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

(q)
Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended; and

(r)
No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents, and the Company is current with respect to any fees owed to its accountants and lawyers.

Survival

3.2          The representations and warranties of the Company will be true and correct as of the Closing Date in all material respects and shall survive the Closing Date and the delivery of the Securities.

ARTICLE 4
COVENANTS OF THE COMPANY

Covenants of the Company

4.1          The Company covenants and agrees with the Purchaser that:

(a)
Filings. The Company shall make all necessary filings in connection with the sale of the Securities as required by the laws and regulations of all appropriate jurisdictions and securities exchanges, including but not limited to “Form D”;

(b)
Opinion. The Company will, upon written request by the Purchaser, take such steps as are necessary to cause its counsel to issue an opinion to the Company’s transfer agent (“Transfer Agent”) allowing the Purchaser to offer and sell the shares of Common Stock (including the shares of Common Stock issuable upon exercise of the Warrants) (i) pursuant to an effective registration statement under the Securities Act or (ii) in reliance on the provisions of Rule 144 provided that the holding period and other requirements of such Rule 144 are met. The costs of obtaining such an opinion shall be borne by the Company;

(c)
Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers; and

(d)
Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

Survival

4.2           The covenants set forth in this Article shall survive the Closing Date for the benefit of the Purchaser.

ARTICLE 5
ISSUANCE OF SECURITIES

5.1           As soon as practicable after the Closing Date, the Company shall issue and deliver, or shall cause the issuance and delivery of, the Units in the name or names specified by the Purchaser purchased in the Offering. Such Securities shall bear a legend in substantially the following form:

THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO THE EXEMPTION FROM THE REGISTRATION PROVISIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED PROVIDED BY RULE 506 OF REGULATION D UNDER SUCH ACT AND/OR SECTION 4(2) OF SUCH ACT. THESE SECURITIES CANNOT BE TRANSFERRED, OFFERED, OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

5.2           The legend set forth above shall be removed, and the Company shall issue a certificate without such legend to the transferee of the Securities represented thereby, if, unless otherwise required by state securities laws, (i) such Securities have been sold under an effective registration statement under the Securities Act, (ii) such Securities have been sold pursuant to Rule 144 or (iii) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.

5.3           The Purchaser agrees that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5 is predicated upon the Company’s reliance upon this understanding.

ARTICLE 6
CLOSING

Closing shall be effected through the delivery of the Subscription Funds by the Escrow Agent to the Company and the delivery of the Units purchased in the Offering by the Company to the Purchaser (or the Purchaser’s representative), together with a copy of this Subscription and the Registration Rights Agreement, duly executed.

ARTICLE 7
INDEMNIFICATION

Indemnification of the Company

7.1           The Purchaser agrees to indemnify and hold harmless the Company against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, attorneys’ fees reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by the Purchaser to comply with any covenant, representation or other provision made by it herein or in any other document furnished by it in connection with this Subscription, provided, however, that such indemnity, when taken together with any other indemnity provided to the Company pursuant to the Registration Rights Agreement, shall in no event exceed the net proceeds received by the Company from the Purchaser as a result of the sale of Securities to the Purchaser.

Indemnification of the Purchaser

7.2           The Company agrees to indemnify and hold harmless the Purchaser against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, attorneys’ fees reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by the Company to comply with any covenant, representation or other provision made by it herein or in any other document furnished by it in connection with this Subscription.

ARTICLE 8
PURCHASERS’ REPRESENTATIVE

Authorization of Placement Agent as Purchasers’ Representative

8.1	(a)
The Placement Agent is hereby appointed, authorized and empowered to act, or to refrain from acting, as a representative, for the benefit of the Purchasers, as the exclusive agent and attorney-in-fact to act on behalf of the Purchasers, in connection with the exercise and enforcement of Purchasers’ rights under the Units, in accordance with the written consent of holders of a majority of the aggregate principal amount of outstanding Units as of the date of such consent (the “Requisite Holders”).

(b)
In connection with its appointment as the Purchasers’ representative hereunder, and in exercising or failing to exercise all or any of the powers conferred upon the Placement Agent hereunder, (i) the Placement Agent shall incur no responsibility whatsoever to any of the Purchasers by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with any other agreement, instrument or document, excepting only responsibility for any act or failure to act which represents willful misconduct, and (ii) the Placement Agent shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Placement Agent pursuant to such advice shall in no event subject the Placement Agent to liability to any of the Purchasers. Each Purchaser shall indemnify, on a pro rata basis (based on their respective principal amount of Units (the “Contribution Amount”) at the time any claim, action, proceeding or investigation (a “Claim”) arose), the Placement Agent against all losses, damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys’, accountants’ and other experts’ fees and the amount of any judgment against them, of any nature whatsoever (including any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claims whatsoever), arising out of or in connection with any Claims or in connection with any appeal thereof, relating to the acts or omissions of the Placement Agent hereunder, or under the Units or otherwise. The foregoing indemnification shall not apply in the event of any action or proceeding which finally adjudicates the liability of the Placement Agent hereunder for its willful misconduct. In the event of any indemnification hereunder, upon written notice from the Placement Agent to the Purchasers as to the existence of a deficiency toward the payment of any such indemnification amount, each Purchaser shall promptly deliver to the Placement Agent full payment of his, her or its ratable share of the amount of such deficiency (based on their respective Contribution Amounts).

(c)
All of the indemnities, immunities and powers granted to the Placement Agent under this Agreement shall survive any termination of this Agreement and/or the retirement, conversion or cancellation of the Units.

	(d)	The grant of authority provided for herein is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any of the Purchasers.

ARTICLE 9
GENERAL PROVISIONS

Governing Law

9.1           This Subscription shall be governed by and construed under the law of the State of New York without regard to its choice of law provision. Any disputes arising out of, in connection with, or with respect to this Subscription, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby shall be adjudicated in a court of competent civil jurisdiction sitting in New York, New York and nowhere else. The parties hereby consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested. The address for service of process shall be (a) to the Company, at No. 88 Eastern Outer Ring Road, Ningguo City, Anhui Province, PRC 242300, Attn: CEO, and (b) to the Purchaser, at the address set forth on the Signature Page hereto, or, in each case, to such other address as each party shall subsequently furnish in writing to the other. In any action, suit or proceeding brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waive forever trial by jury.

Successors and Assigns

9.2           This Subscription shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto.

Execution by Counterparts and Facsimile

9.3           This Subscription may be executed in counterparts and by facsimile, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Subscription.

Independent Legal Advice

9.4           The parties hereto acknowledge that they have each received independent legal advice with respect to the terms of this Subscription and the transactions contemplated herein or have knowingly and willingly elected not to do so.

Severability

9.5           If any term, provision, covenant or restriction of this Subscription is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

Omnibus Signature Page

9.6           This Subscription Agreement is intended to be read and construed in conjunction with the other documents pertaining to the issuance by the Company of the Units to Purchasers pursuant to the Memorandum. Accordingly, it is hereby agreed that the execution by the Purchaser and the Company of this Subscription Agreement, in the place set forth herein, shall constitute an agreement to be bound by the terms and conditions of both this Subscription Agreement and the Registration Rights Agreement with the same effect as if both this Subscription Agreement and the Registration Rights Agreement were separately signed.

[Remainder of page intentionally left blank]

OMNIBUS SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT
AND
REGISTRATION RIGHTS AGREEMENT

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of ___________ Units, at a cost of $8.00 per Unit.

OR

Purchaser hereby elects to subscribe under the Subscription Agreement by the exchange of Old Notes on a dollar-for-dollar basis of, in the principal face amount of Old Notes of $_____________, evidenced by Note Number ______, for a total of ___________ Units, at a cost of $6.00 per Unit.

Purchaser acknowledges receipt of the Amended and Restated Confidential Private Placement Memorandum of the Company dated on or about September 15, 2010

Purchaser’s signature below constitutes execution of both the Subscription Agreement and the Registration Rights Agreement.

Date: ____________________, 2010.

If the purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)	Signature

Date	Address

If the purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership,	Federal Taxpayer
Corporation, Limited	Identification Number
Liability Company or Trust

By:
Name:	State of Organization
Title:

Date	Address

2

OMNIBUS SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT
AND
REGISTRATION RIGHTS AGREEMENT

The Company’s signature below constitutes execution of both the Subscription Agreement and the Registration Rights Agreement.

ACCEPTED AND AGREED TO
this ___ day of ___________, 2010.

THE PARKVIEW GROUP, INC.

By:
Name:
Title:

EXHIBIT A - ACCREDITED INVESTOR PAGE

The undersigned Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act and amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act by virtue of being (initial all applicable responses):

_____	A small business investment company licensed by the U.S. Small Business Administration under the Small Business Investment Company Act of 1958,

_____	A business development company as defined in the Investment Company Act of 1940,

_____	A national or state-chartered commercial bank, whether acting in an individual or fiduciary capacity,

_____	An insurance company as defined in Section 2(13) of the Securities Act,

_____	An investment company registered under the Investment Company Act of 1940,

_____
An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, insurance company, or registered investment advisor, or an employee benefit plan which has total assets in excess of $5,000,000,

_____	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940,

_____	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation or a partnership with total assets in excess of $5,000,000,

_____
A natural person (as opposed to a corporation, partnership, trust or other legal entity) whose net worth, or joint net worth together with his/her spouse, excluding the value of my/our primary residence, exceeds $1,000,000,

_____
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Regulation D,

_____
A natural person (as opposed to a corporation, partnership, trust or other legal entity) whose individual income was in excess of $200,000 in each of the two most recent years (or whose joint income with such person’s spouse was at least $300,000 during such years) and who reasonably expects an income in excess of such amount in the current year, or

_____	A corporation, partnership, trust or other legal entity (as opposed to a natural person) and all of such entity’s equity owners fall into one or more of the categories enumerated above.

Name of Purchaser (Print)	Name of Joint Purchaser (if any) (Print)

Signature of Purchaser	Signature of Joint Purchaser (if any)

Capacity of Signatory (for entities)	Date

EXHIBIT B - WIRE INSTRUCTIONS

Signature Bank
950 Third Avenue, 9th Floor
New York, NY 10022
Account Name: Signature Bank as Escrow Agent for Dynamic Ally Limited
ABA#: 026013576
A/C# 1501466162
Swift Code: SIGNU33 (for foreign wires only)
Ref: [Insert the Name of Subscriber exactly as it appears on the Omnibus Signature Page]

EXHIBIT C – OVERNIGHT DELIVERY INSTRUCTIONS

Original Old Notes should be sent by overnight delivery as follows:

Laidlaw & Company (UK) Ltd.
90 Park Ave., 31st Floor
New York, NY. 10016
Attn: Daniel Guilfoile